EXHIBIT 10.6


                          LOAN AND SECURITY AGREEMENT

                                                             Loan No. 3700692971

     THIS LOAN AND SECURITY AGREEMENT ("Agreement) is dated as of June 29, 2005, by and between VAUGHAN FOODS, INC., an Oklahoma corporation ("Borrower"), and COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK ("Bank").

                                R E C I T A L S:

     BACKGROUND. Borrower has requested that Bank lend to Borrower up to Four Million Dollars ($4,000,000.00) ("Loan"), on a revolving credit line basis, and Bank is willing to do so upon the terms and conditions set forth herein and in other documents and instruments executed on an even date herewith.

     NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound thereby, the parties agree as follows:


                                   SECTION I
                          DEFINITIONS AND USED HEREIN

     1. "Accounts," "Chattel Paper," "Commercial Tort Claims," "Contracts," Contract Rights," "Documents," "Equipment," "Fixtures," "Furniture," "General Intangibles," "Goods," "Instruments," "Intellectual Property," "Inventory," and "Letter-of-Credit Rights," shall have the same meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the State of Oklahoma or as otherwise defined by applicable law. The term "Instruments" shall also include all forms of chattel paper, including chattel paper involving related software as well as electronic chattel paper and tangible chattel paper.

     2. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with GAAP.

     3. "Affiliate" means as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person.

4. "Agreement" means this Agreement, as the same may from time to time be amended or supplemented.

     5. "Borrowing Base" means, at any time, the amount computed as total Borrowing Base on the Borrowing Base Certificate most recently delivered to, and accepted by Bank, in accordance with this Agreement, and equal to the lesser of:

         a.   Four Million Dollars ($4,000,000.00); or

         b. Eighty percent (80.00%) of Eligible Accounts of Borrower, plus fifty percent (50.00%) of the Inventory of Borrower at cost, not including materials used or consumed in Borrower's business and except that advances on Inventory shall not exceed Five Hundred Thousand Dollars ($500,000.00). In addition, Bank may in its sole discretion at any time reduce the amount that may be advanced on Eligible Accounts to seventy-five percent (75.00%) of Eligible Accounts if at any time the aggregate losses incurred by Borrower due to unpaid Accounts (realized by Borrower utilizing GAAP accounting principles) for the then most current consecutive four (4) business quarters exceed one percent (1.00%) of gross revenues of Borrower for the same period, and shall remain at such limit of l75.00% of Eligible Accounts until the level of losses for a four (4) consecutive business quarter period drops below one percent (1.00%).

     6. "Borrowing Base Certificate" means a fully completed certificate in the form of Exhibit I(6) to this Agreement certified by the President or Chief Financial Officer or Borrower to be correct and delivered to, and accepted by, Bank.

     7. "Business Day" means other than a Saturday, a Sunday, or a day on which commercial banks in Oklahoma are authorized to close.

     8. "Closing" has the meaning given to such term in Section III.

     9. "Collateral" has the meaning given to such term in Section IV.

     10. Collateral Documents" means the Note, financing statements, security agreement, guaranty agreements, and other documents and instruments required by Bank as set forth herein.

     11. "Eligible Account" means, at any time, an Account that conforms and continues to conform to the following conditions:

         a. The Account arose from a bona fide outright sale of Goods by Borrower or from services performed by Borrower, and such Goods have been shipped to the appropriate account debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate account debtors;

         b. The Account is based upon an enforceable order or contract, written or oral, for Goods shipped or held, or for services performed, and the same were shipped or held, or performed in accordance with such order or contract;

         c. The title of Borrower to the Account and except as to the Account debtor, to any Goods, is absolute and is not subject to any prior assignment, claim, lien, or security interests, except Permitted Liens;

         d. The amount shown on the books of Borrower and on any invoice or statement delivered to Bank is owing to Borrower, less any partial payment that has been made thereon by anyone;

         e. The Account shall be eligible only to the extent that it is not subject to any claim or reduction, counterclaim, setoff, recoupment, or any claim or credits, allowances, or adjustments by the Account debtor because of returned, inferior, or damaged Goods or unsatisfactory services, or for any other reason;

         f. The Account debtor has not returned or otherwise notified Borrower of any dispute concerning, or claimed nonconformity of any of the Goods or services from the sale of which the Account arose;

         g. The Account is due and payable not more than thirty (30) days from the statement date, and the statement must be dated contemporaneously with the shipment of goods sold or services performed.

         h. The Account or any portion thereof is not more than sixty (60) days due from the date of the invoice thereof;

         i. If more than ten percent (10%) of the amount of all invoices to a particular Account debtor are ineligible, than all invoices to such Account debtor shall become ineligible for borrowing purposes;

         j. Borrower has not received any note, trade acceptance, draft, or other Instrument with respect to, or in payment of the Account, nor any Chattel Paper with respect to the Goods giving rise to the Account, unless, if any such Instrument or Chattel Paper has been received, Borrower immediately notified Bank and, at the latter's request, endorses or assigns and delivers the same to Bank and Bank agrees to accept an endorsement or assignment of the same;

         k. Borrower has not received any notice of the filing of a petition in bankruptcy or insolvency laws by or against the Account debtor. Upon the receipt by Borrower of any such notice, it will immediately give Bank written advice thereof;

         l. The Account debtor is not a subsidiary or other Affiliate of Borrower;

         m. The Account is not subject to a bond or other surety made or issued by any third party;

         n. The Account is not due from the United States government or any agency thereof or related entity thereto:

         o. The Account is not owed by any foreign government or foreign (non-U.S.) originated business entity, unless the Account is fully secured by a letter of credit acceptable in all respects to Bank and issued by a creditworthy United States based financial institution acceptable to Bank;

         p. The Account is not with an Account debtor (which for purposes hereof includes all Affiliates of the Account debtor) that generates more than thirty-five percent (35.00%) of the total annual sales revenues of Borrower, unless Bank is fully advised as to the circumstances and agrees in writing to waive this condition, which waiver may be given or withheld by Bank in its sole discretion; and

         q. Bank has not deemed such Account ineligible because of uncertainty about the creditworthiness of the Account debtor or because Bank otherwise reasonably considers the Collateral value thereof to Bank to be impaired or its ability to realize such value to be insecure.

     In addition to the foregoing, Eligible Account shall mean any amount receivable by Borrower under any insurance policy covering Goods which have, within the preceding forty-five (45) days, been damaged or destroyed by fire or other direct casualty loss, provided that a claim thereof has been made in compliance with such insurance policy, to the extent that such claim has not been in any way denied or contested by the insurer and provided that such insurer, if such insurer were an Account debtor of Borrower, would be a qualified Account debtor under this paragraph.

     In the event of any dispute, under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the decision of Bank shall control.

     12. "Event of Default" has the meaning provided for in Section VII.

     13. "Financial Statements" means the balance sheet of Borrower and statements of income and expenses, stockholders' equity, and statements of cash flow, and notes thereto, of Borrower for the years or, as appropriate, month or quarter end as prepared, audited and/or reviewed by independent certified public accountants or recognized standing to present fairly the consolidated financial position and results of operations of Borrower at such dates and for such periods in accordance with GAAP.

     14.  "GAAP"  means  generally   accepted   accounting   principles  applied
consistently with such changes or modifications hereto as may be approved in writing by Bank.

     15.  "Indebtedness"  means,  as to  Borrower,  all  items of  indebtedness,
obligation,   or  liability,   whether  matured  or  unmatured,   liquidated  or
unliquidated, direct or contingent, joint or several.

     16. "Intellectual Property" means all of Borrower's now owned or subsequently acquired or developed designs, patents, patent rights (and applications therefor), trademarks and registrations (and applications therefor), trade names, inventions, copyrights, software and computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form.

     17. "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

     18. "Loan  Termination  Date" means the earliest to occur of the following:
(i) as to the Revolving Loan--June 28, 2006; (ii) the date the Obligations are accelerated pursuant to this Agreement; and (iii) the date Bank receives (a) notice in writing from Borrower of Borrower's election to terminate this Agreement; and (b) indefeasible payment in full of the Obligations, or such other date or dates as may later be agreed to by Bank and Borrower in a written amendment to this Agreement.

     19. "Note" means the promissory note referred to in Section II.

     20. "Obligations" means the obligation of Borrower.

         a. To pay the principal of, and interest on the promissory note in accordance with the terms thereof and to satisfy all of its other liabilities to Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefor and including but not limited to, any obligations under letter of credit agreements;

         b. To repay to Bank all amounts advanced by Bank hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgages, or licensors, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the collateral; and

         c. To reimburse Bank, on demand, for all of Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the Obligations referred to in the foregoing subparagraphs (a) and (b).

     21. "Permitted Liens" means:


         a. Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet delinquent;

         b. Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

         c. Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable; and

         d.   Liens in favor of Bank.

     22. "Person" means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

         23. "Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine readable language.


                                   SECTION II
                                    THE LOAN

     1. REVOLVING LOAN. Bank agrees to lend up to Four Million Dollars ($4,000,000.00) to Borrower pursuant to this facility. Bank will credit proceeds of this revolving loan from time to time ("Revolving Loan") to "Borrower's deposit account with Bank.

         a. Subject to the terms hereof, Bank will lend to Borrower, from time to time until the Revolving Loan Termination Date, such sums in integral multiples of One thousand Dollars ($1,000.00) as Borrower may request by reasonable same day notice to Bank, received by Bank not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, the lesser of Four Million Dollars ($4,000,000.00) ("Loan Commitment") or the Borrowing Base amount. Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, from the date of this Agreement until the Loan Termination Date, up to the full amount of the Loan Commitment, subject to the limitation of the Borrowing Base, or any lesser sum which is One Thousand Dollars ($1,000.00) or an integral multiple thereof. It is the intention of the parties that the outstanding principal amount of the Revolving Loan shall at no time exceed the amount of the then existing Borrowing Base and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon as herein provided, shall be immediately due and payable in full to Bank.

         b. The Loan Commitment shall be evidenced by a Note having a stated maturity on the Revolving Loan Termination Date. The Note shall specify the manner of principal and interest payments and rate of interest accrual.

     4. PAYMENT TO BANK AND COLLECTIONS.

         a. AMOUNTS PAYABLE TO BANK. All sums payable to Bank hereunder shall be paid directly to Bank in immediately available funds. Bank shall provide Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Bank to the contrary within thirty (30) days of its receipt of any statement that it deems to be incorrect. Alternatively, at its sole discretion, Bank may charge against any deposit account of Borrower all or any portion of any amount due hereunder.

         b.   COLLECTION OF ACCOUNTS.

              i. Borrower will take usual and customary steps to collect Accounts in full, and will take such other action with respect to the collection of Accounts and of the proceeds thereof as Bank may reasonably request.

              ii. Bank shall have at any time or times hereafter all the rights of a secured creditor holding a valid, and indefeasibly perfected security interest in accounts pursuant to the Oklahoma Uniform Commercial Code, as well as the rights conferred by the Collateral Documents.

              iii. Borrower hereby authorizes Bank to endorse, in the name of Borrower, any item, howsoever received by Bank representing payment on or other proceeds of any Collateral or on any of the Accounts.

              iv. For purposes of determining the amount of the Obligations, including, without limitation, the computations of interest which may from time to time be owing by Borrower to Bank, the receipt of any check or other item of payment on any Account or otherwise with respect to any of the Collateral by Bank shall not be treated as a payment on account of the liabilities until such check or other item of payment is actually paid in cash or cash equivalent.


                                  SECTION III
                              CONDITIONS PRECEDENT

         The obligations of Bank to make the Revolving Loan are subject to the following conditions precedent:

         1.  DOCUMENTS  REQUIRED FOR CLOSING.  Borrower  shall have delivered to
Bank,  prior  to  the  initial  disbursement  of   the  funds  ("Closing"),  the
following:

             a. The Collateral Documents and the financing statements, duly executed by Borrower.

             b. Corporate resolutions of authority and incumbency, as Bank may require.

             c. A duly executed Borrowing Base Certificate acceptable to Bank and certifying a Borrowing Base of not less than the initial principal amount requested by Borrower to be advanced by Bank.

             d. Financial statements of Borrower, prepared according to GAAP, showing no material adverse change in the financial condition of Borrower.

             e. Hazard, fire and extended coverage insurance policies on all Collateral, with Bank named as loss payee and in amounts acceptable to Bank in its sole discretion. Hazard insurance shall include coverage related to fire, windstorm, lightning, hail, explosion, riot, civil commotion, aircraft, vehicle, marine, smoke, and property damage.

             f. Evidence of payment of all costs and expenses incurred by Bank in connection with the Loan, including, but not limited to, all attorneys' fees, environmental investigation and/or audit fees, appraisal fees, inspection fee, and filing fees.

             g. Evidence of worker's compensation coverage in amounts and types as required by the laws of the State of Oklahoma.

             h. A fully executed lockbox control agreement, in form and content acceptable to Bank in all respects.

             i. A detailed listing, certified by Borrower as true and correct in all material respects, of all Account debtors, including current addresses, showing the status of the Account and amount owed, which list shall include all Accounts, whether or not the same are also Eligible Accounts.

         2. CERTAIN EVENTS. At the time of, and as a condition to Closing and each disbursement of any part of the Revolving Loan to be made by Bank at or subsequent to Closing:

             a. No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

             b. No material adverse change shall have occurred in the business prospects, financial condition, or results of operations of Borrower since the dates of any financial statements provided by Borrower at any time; and

             c. All of the Collateral Documents shall be in full force and effect.


                                   SECTION IV
                              COLLATERAL SECURITY

     1. COMPOSITION OF THE COLLATERAL. The property in which a security interest is granted pursuant to the provisions of this Agreement is herein collectively called "Collateral." The term "Collateral" shall mean all Accounts, Inventory, General Intangibles, Chattel Paper, Commercial Tort Claims, Contracts, Contract Rights, Documents, Furniture, Equipment, Fixtures, Goods, Instruments, Intellectual Property, rights as seller of goods, rights to returned or repossessed goods, Letter of Credit Rights and all other assets and rights of any nature or type owned by Borrower or as to which Borrower may exercise control or rights. The Collateral, together with all other property of Borrower of any kind held by Bank, shall stand as one general, continuing collateral security for all Obligations and may be retained by Bank until all Obligations have been satisfied in full. This security interest and Agreement are intended by the parties to include all Obligations of Borrower to Bank which have arisen in the past or which arise in the future, regardless of form or purpose, including, without limitation, loans for consumer, agricultural or business purposes; Obligations which are primary or secondary, absolute or contingent, sole or joint; and credit evidence by promissory notes, open accounts, overdrafts or letters of credit.

     2. RIGHTS IN PROPERTY HELD BY BANK. As security for the prompt satisfaction of all Obligations Borrower hereby assigns, transfers, and sets over to Bank all of its right, title, and interest in and to, and grants Bank a lien on and a security interest in, all amounts that may be owing, from time to time, by Bank to Borrower in any capacity, including, but without limitation, any balance or share belonging to Borrower in any capacity, including, but without limitation, any balance or share belonging to Borrower, or any deposit or other account with Bank, which lien and security interest shall be independent of, and in addition to, any right of setoff that Bank has under applicable Laws or otherwise.

     3. RIGHTS IN PROPERTY HELD EITHER BY BORROWER OR BY BANK. As further security for the prompt satisfaction of all Obligations, Borrower hereby assigns to Bank all of its right, title, and interest in and to, and grants Bank a lien upon and a security interest in, all Collateral, wherever located, whether owned or hereafter acquired, together with all replacements therefor and proceeds (including without limitation, insurance proceeds) and products thereof.

     4. PRIORITY OF LIENS. The foregoing liens shall be first and prior liens except for Permitted Liens to Persons other than Bank.

     5.  FINANCING STATEMENTS.

         a.   Borrower:

              i. Authorized Bank to file such Uniform Commercial Code Financing Statements (which, together with amendments thereto and continuation statements thereof are called "Financing Statements") in form satisfactory to Bank as Bank, from time to time, may determine;

              ii. Shall pay, or reimburse Bank for paying, all costs and taxes of filing or recording the same in such public offices as Bank may designate; and

              iii. Shall take such other steps as Bank, from time to time, may direct, including the noting of Bank's lien on the Collateral and on any certificates of title therefor, all to perfect to the satisfaction of Bank, Bank's interest in the Collateral.

         b.   In addition to the foregoing, and not in limitation thereof;

              i.   A  carbon,  photographic, or   other  reproduction   of  this
         Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and

              ii. To the extent lawful, Borrower hereby appoints Bank as its attorney-in-fact (without requiring Bank to act as such) to prepare and file any financing statement in the name of Borrower, and to perform all other acts that Bank deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.


                                   SECTION V
                         REPRESENTATIONS AND WARRANTIES

     1. REPRESENTATIONS AND WARRANTIES BY BORROWER. To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank as follows:

         a. Borrower is a corporation, duly organized, validly existing, and in good standing under the Laws of the State of Oklahoma; Borrower has no subsidiaries; Borrower has the lawful power to own its properties and to engage in the businesses it conducts and is duly qualified and in good standing as a foreign company in the jurisdictions wherein the nature of the business transacted by it or property owned by it make such qualification necessary; the states in which Borrower is qualified to do business are disclosed to Bank in writing; the addresses of all places of business of Borrower are disclosed to Bank in writing; and Borrower has not changed its name, been the surviving company in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, nor acquired any assets from a transferor which remain subject to a security interest granted by such transferor within one (1) year prior to the date hereof, nor moved any Collateral to its present location from another state where it was subject to a security interest granted to another entity;

            b. Borrower is not directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended;

            c. Borrower is the sole and exclusive owner of all of the Collateral and no Affiliate or any other Person has any right, claim or interest in any of the Collateral;

            d. Borrower is not in default with respect to any of its debt to anyone, and the making and performance of this Agreement and the Collateral Documents will not (immediately or with the passage of time, the giving of notice, or both):

                  i. Violate the organizational documents and agreements of Borrower, or violate any laws or result in a default under any contract, agreement, or instrument to which Borrower is a party or by which Borrower or its property is bound; or

                  ii. Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Borrower except in favor of Bank;

            e. Borrower has the power and authority to enter into and perform this Agreement, the Note, and the Collateral Documents, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance of this Agreement, the Note, and the Collateral Documents;

            f. This Agreement, the Note, and the Collateral Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

            g. There is no pending order, notice, claim, litigation, or proceeding against or affecting Borrower, whether or not covered by insurance, that would materially or adversely affect the financial condition or business prospects of Borrower if adversely determined;

            h. Borrower has good and marketable title to all of its assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third Person except for Permitted Liens;

            i. The Financial Statements of Borrower that Borrower has previously provided to Bank, including any schedules and notes pertaining thereto, have, to the best knowledge of Borrower, been prepared in accordance with GAAP, and to the best knowledge of Borrower, fully and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby, and to the best knowledge of Borrower, there have been no material adverse changes in the consolidated financial condition or business of Borrower from the date of such statements to the date hereof;

            j. As of the date hereof Borrower has no material Indebtedness of any nature, including but without limitation, liabilities for taxes and any interest or penalties relating thereto except to the extent reflected (in a footnote or otherwise) in the financial statements previously provided to Bank or as disclosed in, or permitted by this Agreement; and Borrower does not know or have reasonable ground to know of any basis for the assertion against it of any such Indebtedness as of the date of Closing;

            k. Except as otherwise permitted herein, Borrower has filed all federal, state, and local tax returns and other reports required by an applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provisions for the payment of such taxes, assessments, or other charges accruing but not yet payable; Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books;

            l. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of Borrower, Borrower has complied with all applicable Laws with respect to (i) any restrictions, specifications, or other requirements pertaining to products that it manufactures or sells or to the services it performs; (ii) the conduct of its business; and (iii) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

            m. No representation or warranty by or with respect to Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

            n. Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by Borrower in connection with the execution and delivery of this Agreement, the Note, and the Collateral Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

            o. Except as disclosed to Bank in writing (1) Borrower has no material leases, contracts, or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution arrangements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonuses, pension, and retirement plans accrued vacation pay, insurance and welfare agreements); (2) to the best of the Borrower's knowledge, all parties to all such material leases, contracts and other commitments to which Borrower is a party have complied with the provisions of such leases, contracts, and other commitments; and (3) to the best of Borrower's knowledge, no party is in default under any provisions thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

            p. Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of this Agreement;

            q. Any Employee Pension Benefit Plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of 29 U.S.C. ss. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of Borrower;

            r. The liens and security interests created pursuant to this Agreement, including any separate real estate liens granted in connection herewith, are in all cases first and prior liens except for Permitted Liens;

            s. Borrower warrants (and this shall be a continuing warranty which shall survive until all of the Obligations of Borrower to Bank have been fully satisfied) that it is in compliance with all federal, state, and local environmental laws and regulations and has obtained all environmental permits necessary or appropriate to the conduct of its business. There is not pending or, to the best of Borrower's knowledge after due inquiry, are there any threatened environmental enforcement actions, suits, or proceedings before any court, tribunal, or administrative body or official. Responsible officers and agents of Borrower have made an extensive investigation and have determined that Borrower has not, nor has any former owner of any real property occupied by Borrower, stored, used or disposed of any toxic or hazardous substance on its properties or transported any such substance to or from its properties in violation of any presently existing or previously existing laws, regulations or policies. Borrower will not store, use, or dispose of such substances on its properties, except in accordance with applicable laws.

            t. Borrower is not a party to any stock repurchase or redemption agreement, or any similar type of agreement concerning potential transfer of shares of stock in Borrower;

            u. Borrower shall permit Bank to conduct such inspection of the Collateral as and when Bank shall require.

      2. SURVIVAL. All of the representations and warranties set forth in this Agreement shall survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.

                                   SECTION VI
                             COVENANTS OF BORROWER

      1. AFFIRMATIVE COVENANTS. Borrower does hereby covenant and agree with Bank that, so long as any portion of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following covenants:

            a.    Borrower will furnish to Bank:

                  i. Within forty-five (45) days after the close of each quarterly accounting period in each fiscal year, commencing with the quarter ending June 30, 2005, an accountant prepared compiled financial statement that includes an income statement and balance sheet of Borrower for such quarter in reasonable detail as required by Bank, subject to normal year end audit adjustments and certified by Borrower's President or Chief Financial Officer to have been prepared in accordance with GAAP and being true and correct in all material respects.

                  ii. Within thirty (30) days after the close of each month (and at any additional time in the discretion of Bank or if any material deterioration in the Borrowing Base would be disclosed thereby) a Borrowing Base Certificate as of the end of such month. Each Borrowing Base Certificate shall be effective only as accepted by Bank (and with such revisions, if any, as Bank may require as a condition to such acceptance), and shall be accompanied by such detailed Account and Inventory information as Bank shall require.

                  iii. Within one hundred twenty (120) days after the close of each fiscal year, year end financial statements including, income statements, balance sheets, and statement of cash flow of Borrower for such fiscal year. These financial statements shall be audited by independent certified public accountants of recognized standing to present fairly the consolidated financial position and results of operations of Borrower in accordance with GAAP; and accompanied by such accountants' opinion thereof that such documents have been reviewed in compliance with the American Institute of Certified Public Accountants Statements of Auditing Standards in effect as of the execution hereof; such accountants' opinion and certification shall be directed to Bank, providing that the client representation of the accountants extends to Bank and shall also be certified by Borrower's President or Chief Financial Officer as being true and correct in all material respects.

                  iv. Within forty-five (45) days after the close of each quarter, commencing with the quarter ending June 30, 2005, (a) a trial balance reflecting an aging of all accounts payable of Borrower, and (b) a list containing the names and current addresses of all Account debtors (i.e. customers owing payment to Borrower, whether or not the Accounts are Eligible Accounts).

                  v. Annual federal tax returns, with all schedules, within thirty (30) days after submission of the same to the Internal Revenue Service.

                  iv. within forty-five (45) days after the close of each quarter, commencing with the quarter ending June 30, 2005, a written certification to Bank by Borrower's President that Borrower is in strict compliance with the requirements of all city, county, state and federal laws and regulations applicable to Borrower, including, but not limited to, worker's compensation and occupational safety.

                  vii. Inventory reports in such detail and when required by Bank from time to time in Bank's discretion.

                  viii. A  detailed  report of any failure of Borrower to comply with any audit standards of any state or federal government or agency, including, but not limited to, the United States Food and Drug Administration or the United States Department of Agriculture.

                  ix. Commencing March 31, 2006, and annually thereafter, a written certification by Borrower's President that Borrower is in compliance with all covenants and obligations of Borrower to the Cleveland County Bond Authority (or similar agency).

                  x. Within ninety (90) days after the end of each calendar year, updated and signed personal financial statements of each guarantor of the obligations of the Note, certified as true and correct in all material respects by each respective guarantor, and each guarantor's annual federal tax returns, with all schedules, within thirty (30) days after submission to the Internal Revenue Service.

                  xi. Such other interim financial statements, projections and other information as Bank may reasonably request from time to time.

            b. Borrower will maintain a Borrowing Base such that the amount of Borrower's outstanding Revolving Loan will not, at any time, exceed the lesser of its Borrowing Base or the maximum amount of the Revolving Loan.

            c. Borrower will maintain a debt service coverage ratio of 1.50 to 1.00 or better, tested and measured quarterly, beginning with the quarter ended as of March 31, 2006, with such ratio defined by Bank in accordance with GAAP.

            d. Borrowing will maintain a Long Term Debt to Net Worth Ratio, as defined in accordance with GAAP and computed as of the end of each calendar quarter, which shall not be greater than 4.00 to 1.00 for any quarter, commencing with the quarter ended as of March 31, 2006.

            e. Borrower shall maintain a minimum Current Ratio, as defined in accordance with GAAP, and computed quarterly, commencing with the quarter ended March 31, 2006, of at least 1.10 to 1.00.

            f. Borrower will take all necessary steps to preserve its company existence and business relationships and to comply with all present and future laws applicable to it in the operation of its business and all material agreements to which it is subject.

            g. Borrower will give immediate notice to Bank of (i) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than Twenty-Five Thousand Dollars ($25,000.00) or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and
      (ii) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects.

            h. Borrower will pay when due all of its Indebtedness due third persons except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books.

            i. Borrower will notify Bank immediately if (i) it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, could become an Event of Default; (ii) it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in Bankruptcy, insolvency, or reorganization), or results of operations of Borrower; or (iii) upon the failure of Borrower to observe any of its respective undertakings hereunder or under the Collateral Documents.

            j. Borrower will (i) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C. ss. 1082 (Section 302 of ERISA); (ii) furnish Bank, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (iii) promptly advise Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan.

            k. Borrower shall establish and maintain Borrower's primary depository business accounts with Bank.

            l. If Borrower causes new business entities to be created to conduct business activities similar to, or related to, Borrower's current business activities, such new entities shall immediately upon creation execute guaranty agreements as to the Note, in form and content as required by Bank.

            m. Borrower shall remain bound at all times to Bank under the terms of a lockbox control agreement acceptable to Bank and shall take all actions required by Bank in its sole discretion to maintain at all times Bank's immediate access to the post office box maintained by Borrower as the sole designated delivery address for payments made on Accounts owed to Borrower. Borrower shall not change such designated address and shall immediately deliver to Bank all payments received by Borrower through any other method on any Accounts.

      2. NEGATIVE COVENANTS. Borrower does hereby covenant and agree with Bank that, so long as any portion of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following negative covenants, unless Bank shall otherwise have agreed in writing:

            a. Borrower will not mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for liens in favor of Bank or Permitted Liens;

            b. Borrower will not become liable, directly or indirectly, as guarantor or otherwise for any Obligation of any other person;

            c. Borrower will not declare or pay any dividends, or make any other payment or distribution on account of its capital stock, or make any assignment or transfer of Accounts or ownership of Inventory, than in the ordinary course of business of sale of Inventory to customers of Borrower;

            d. Borrower will not form or have any entity or subsidiary which will be the transferee of any Accounts or Inventory from Borrower or make any loan in the nature of an investment of any person;

            f. Borrower will not make any loan or advance to any officer, shareholder, director, or employee of Borrower, except for business travel and similar temporary advances in the ordinary course of business;

            g. Borrower will not make payments on account of the purchase or lease of fixed assets that, in the aggregate, in any fiscal year (commencing with the current fiscal year) will exceed the depreciation taken or to be taken with respect to fixed assets during such year;

            h. Borrower will not redeem, purchase, or retire any of its capital stock or grant or issue, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement or other acquisition by Borrower of the ownership of capital stock of Borrower;

            i. Borrower shall not furnish to Bank any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

            j. Borrower will not directly or indirectly apply any part of the proceeds of the Obligations to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder;

            k. Borrower shall not suffer or permit majority control of Borrower to be sold, assigned or otherwise transferred, or make or permit any change in its current management, or otherwise dispose of a substantial part of its assets or properties;

            l. Borrower shall not violate in any material respect any federal, state, county or city statutes, orders, rules or regulations concerning occupational safety;

            m. The Collateral shall not be situated at any time within any federal or state designated flood zone;

            n. Borrower shall not compensate officers and owners more than an amount that, when taken together, will not adversely affect the repayment ability of Borrower with respect to the Obligations and the Note. This amount may not be increased year to year unless (i) an after-tax profit was made in the preceding fiscal year; (ii) Borrower is and will remain in compliance with covenants of this Agreement; (iii) all of Borrower's debts are paid on a current status; and (iv) Borrower has obtained the prior written consent of Bank.


                                  SECTION VII
                                    DEFAULT

      1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

            a. Borrower shall fail to perform any covenant, promise, or payment obligation made in this Agreement or any Collateral Documents, and fails to cure such default within any applicable grace and/or cure period as provided in the Note;

            b. Any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower to Bank in connection with this Agreement, or as an inducement to Bank to enter into this Agreement, or in any separate statement or document to be delivered to Bank hereunder, shall be materially false, incorrect, or incomplete when made.

      2. ACCELERATION. At the option of Bank upon the occurrence of any Event of Default, the Obligations, whether hereunder or otherwise, shall immediately become due and payable.

      3. REMEDIES. After any acceleration, Bank shall have, in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in the applicable jurisdiction in which any Collateral may be located. The rights of Bank under this Agreement are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

      4. RIGHT OF SETOFF. Upon the occurrence of any Event of Default, Bank may, and is hereby authorized by Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to Borrower (any such notice being expressly waived by Borrower), setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by Bank to or for the credit or the account of, Borrower against any or all of the Obligations of Borrower now or hereafter existing, whether or not such Obligations have matured and irrespective of whether Bank has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. Bank agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this Agreement are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.


                                  SECTION VIII
                                 MISCELLANEOUS

      1. CONSTRUCTION. Nothing herein contained shall prevent Bank from enforcing any or all guaranty, pledge, or security agreements, notes, mortgages, deeds of trust, other evidences of liability, or other Collateral Documents in accordance with their respective terms.

      2. ENFORCEMENT AND WAIVER BY BANK. Bank shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

      3. EXPENSE OF BANK. Borrower will, on demand, reimburse Bank for all expenses, including the reasonable fees and expenses of legal counsel for Bank, incurred by Bank in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement, the Collateral Documents, and the collection or attempted collection of the Obligations.

      4. NOTICES. Any notice or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or facsimile transmission, as follows, unless such address is changed by written notice hereunder:

                  If to Borrower:     Vaughan Foods, Inc.
                                      216 Northest 12th Street
                                      Moore, Oklahoma 73160
                                      Attention: Mark E. Vaughan
                                      Fax No.: __________________

                  If to Bank:         Commercial Federal Bank
                                      777 N.W. Grand Boulevard, Suite 650,
                                      Oklahoma City, Oklahoma 73118
                                      Attention: Alan Schaefer
                                      Fax No.: ___________________


      5. WAIVER AND RELEASE BY BORROWER. To the maximum extent permitted by applicable laws, Borrower:

            a. Waives notice of acceleration and of intention to accelerate; and notice and opportunity to be heard, after acceleration in the manner provided in this Agreement, before exercise by Bank of the remedies of self-help, setoff, or of other summary procedures permitted by any applicable laws or by any agreement with Borrower, and, except where required hereby or by any applicable law notice of any other action taken by Bank; and

            b.    Releases  Bank  and  its  officers,   attorneys,  agents,  and
      employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

      6. APPLICABLE LAW. This Agreement is entered into and performable in Oklahoma City, Oklahoma, and shall be subject to and construed and enforced in accordance with the laws of the State of Oklahoma.

      7. BINDING EFFECT, ASSIGNMENT, AND ENTIRE AGREEMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrower has no right to assign any of its rights or Obligations hereunder without the prior written consent of Bank. This Agreement, including the exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

      8. SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end the provisions hereof are severable.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and first year above written.


                                 COMMERCIAL FEDERAL BANK, A FEDERAL
                                 SAVINGS BANK

                                 By: /s/ Alan Shaefer
                                     ------------------------------
                                 Its: Vice President
                                      -----------------------------


                                 VAUGHAN FOODS, INC., an Oklahoma
                                 corporation, Borrower


                                 By: /s/ Mark E. Vaughan, President
                                     ------------------------------
                                     Mark E. Vaughan

[graphic omitted] Commercial
                  Federal Bank


                                EXHIBIT "I (6)"
                           BORROWING BASE CERTIFICATE


To:    Commercial Federal Bank, a FSB ("Bank")
From:  Vaughan Foods, Inc.                           ("Borrower")
       ---------------------------------------------

This Borrowing Base Certificate is delivered pursuant to the Loan and Security Agreement dated 6/28/2005, between the Borrower and the Bank and accurately reflects values of the following Collateral as of __________________________.

ACCOUNTS RECEIVABLE
Total Accounts Receivable as of this date
SUBTRACT--INELIGIBLE ACCOUNTS-
(Per attached)                                       LESS        ___________

ELIGIBLE Accounts Receivable Subtotal

Borrowing Base Factor (Receivables)                            X _______80%_
(maximum advance)

TOTAL ELIGIBLE ACCOUNTS RECEIVABLE VALUE                (1)      ___________

INVENTORY
Total Inventory Book Value as of this date
SUBTRACT--INELIGIBLE Inventory
(Obsolete, Inventory with offsetting claims)                LESS ___________

ELIGIBLE Inventory Subtotal


Borrowing Base Factor                                 X          _______50%_


TOTAL ELIGIBLE INVENTORY VALUE                       (2)         ___________

(ELIGIBLE INVENTORY (2) MAY NOT EXCEED $500,000)
AVAILABLE CREDIT BASE (1+2)



CURRENT BALANCE ON REVOLVING LINE OF CREDIT     LESS ___________ INITIAL ADVANCE

TOTAL AVAILABLE OR (OVER) LINE
  (MAXIMUM ALLOWED $4,000,000)                       ___________

AMOUNT REQUESTED                                     ___________

The undersigned represents and warrants that the foregoing is true complete and correct and that the information reflected in this Borrowing Base complies with the representations and warranties set forth in the Security Agreement and in the Loan Agreement between the undersigned and Commercial Federal Bank, a FSB dated __________ . The undersigned also represents and warrants that all the payroll taxes are current.

By: _____________________
Mark Vaughan - President

                        AMENDMENT OF PROMISSORY NOTE AND
                         ACKNOWLEDGMENT OF CROSS-DEFAULT
                        --------------------------------

                                                             Loan No. 3700692743

        THIS AMENDMENT OF PROMISSORY NOTE AND ACKNOWLEDGMENT OF CROSS-DEFAULT is entered into by and between VAUGHAN FOODS, INC., an Oklahoma corporation ("Borrower"), and COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK ("Lender").


                                R E C I T A L S:
                                ----------------

        A. On or about March 22, 2005, Borrower executed and delivered to Lender a Promissory Note in the original principal sum of Two Hundred Twenty-Four Thousand One Hundred Dollars ($224,100.00) which provided financing to Borrower related to Borrower's acquisition of certain truck trailers and related refrigeration units ("March Note"); and

        B. On or about an even date herewith, Lender is entering into a new revolving credit line loan made or to be made by Lender to Borrower in an original maximum principal amount of up to Four Million Dollars ($4,000,000.00) ("Revolving Note"); and

        C. As an inducement to Lender to enter into the Revolving Note, and in consideration of Lender actually entering into the same, Borrower is willing to modify the March Note to cross-default it with the Revolving Note.

        NOW, THEREFORE, the parties agree as follows:

        1. The "Default" section of the March Note is modified by adding a new subsection, which provides as follows:

                DEFAULT UNDER REVOLVING NOTE. A default occurs and is not cured within the applicable cure period under the Revolving Note or related loan documents with Lender in the original principal sum of up to Four Million Dollars ($4,000,000.00).

        Default under the March Note that is produced as a result of a default in the Revolving Note shall constitute an immediate acceleration, without further notice or right to cure, of the obligations of the March Note and will authorize Lender to exercise any and all remedies available with respect to such default, including, but not limited to, those remedies available to Lender under Oklahoma law and under the documents and instruments securing the March Note.

        2. Except as amended herein, the March Note and all other documents evidencing and/or securing the obligations thereof shall remain in full force and effect as written.

                                      -1-